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                                AMENDMENT NO. 1

                                       TO

                           TRANSFER AGENCY AGREEMENT

     AMENDMENT NO. 1, made this 28th day of February, 1989 by and between TRUST FOR CREDIT UNIONS, a Massachusetts business trust (the "Fund"), and GOLDMAN, SACHS & CO., a New York limited partnership ("Goldman, Sachs"), to Transfer Agency Agreement, dated May 10, 1988, between the Fund and the Transfer Agent (the "Transfer Agency Agreement").

                              W I T N E S S E T H:

     WHEREAS, the Fund and the Transfer Agent have entered into a Transfer Agency Agreement and such parties desire to amend such Agreement; and

     WHEREAS, paragraph 7(a) of the Transfer Agency Agreement provides such Agreement may be amended subject to the fulfillment of certain conditions and such conditions have been fulfilled.

     NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. "WHEREAS, the Fund has retained Callahan Financial Services, Inc. as Distributor of the Fund's Units (the "Distributor") pursuant to a distribution agreement, dated May 10, 1988;" is amended to read as follows:

     "WHEREAS, the Fund has retained Callahan Financial Services, Inc. and Goldman, Sachs & Co. as Distributors of the Fund's Units (the "Distributors") pursuant to a distribution agreement, dated May 10, 1988, and Amendment No. 1, dated February 28, 1989;"

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                         TRUST FOR CREDIT UNIONS
Attest:

Betsy J. Hoffman                         By:  E.J. Whitman, Jr.
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Secretary


                                         GOLDMAN, SACHS & CO.
Attest:

Stephen Brent Wells                      By:  Alan A. Shuch
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